EXHIBIT 5
                                                                 ---------


September 3, 1997


Board of Directors
Public Service Company of
 North Carolina, Incorporated
400 Cox Road
Post Office Box 1398
Gastonia, North Carolina  28053-1398

Gentlemen:

     In connection with the proposed registration under the Securities Act of 1933, as amended, of 1,560,000 shares (the "Shares") of the $1.00 par value common stock of Public Service Company of North Carolina, Incorporated to be issued pursuant to the terms of the Public Service Company of North Carolina, Incorporated 1997 Nonqualified Stock Option Plan (the "Plan"), I have examined such corporate records and other documents, and have reviewed such matters of law as I have deemed necessary or appropriate for this opinion. Based on such examination and review, it is my opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with and upon the terms and conditions of the Plan, will be validly issued, fully paid, and nonassessable.

     I consent to being named in the Registration Statement on Form S-8 covering the Shares as the attorney who passed upon the legality of the Shares, and to the filing of a copy of this opinion as an exhibit to such Registration Statement on Form S-8.

Very truly yours,



J. Paul Douglas
Vice President - Corporate Counsel
Public Service Company of
North Carolina, Incorporated